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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): June 10, 2004

                                 NAVISITE, INC.

             (Exact Name of Registrant as Specified in its Charter)

         Delaware                      000-27597                  52-2137343
(State or Other Jurisdiction    (Commission File Number)        (IRS Employer
     of Incorporation)                                       Identification No.)

                               400 Minuteman Road
                          Andover, Massachusetts 01810
               (Address of Principal Executive Offices) (Zip Code)

                                 (978) 682-8300
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On June 10, 2004, NaviSite, Inc. ("NaviSite") completed the acquisition of substantially all of the assets and liabilities of Surebridge, Inc. ("Surebridge"), a privately held provider of managed application services for mid-market companies, pursuant to the terms of an asset purchase agreement (as amended, the "Asset Purchase Agreement").

Under the terms of the Asset Purchase Agreement, NaviSite acquired substantially all of the assets of Surebridge in exchange for two promissory notes in the aggregate principal amount of approximately $39.3 million, three million shares of NaviSite common stock (the "Fixed Shares") and the assumption of certain liabilities of Surebridge at closing. The terms of the Asset Purchase Agreement, including the amount of consideration, was determined through arms'-length negotiations among the parties. No material relationship previously existed between the parties or any of their respective directors or officers.

The promissory notes issued by NaviSite to Surebridge consist of a Primary Note and an Escrow Note (collectively, the "Notes"). The Primary Note is in the principal amount of approximately $32.5 million. The Escrow Note is in the principal amount of approximately $6.8 million and has been deposited into escrow for the purpose of satisfying indemnification claims by NaviSite pursuant to the Asset Purchase Agreement.

The Notes accrue interest on the unpaid balance at an annual rate of 10%, however no interest shall accrue on any principal paid within nine months of the closing. The Notes shall be paid in full no later than the second anniversary of the closing. In the event that NaviSite realizes net proceeds in excess of $1 million from certain equity or debt financings or sales of assets, NaviSite is obligated to use a significant portion of the proceeds to make payments on the Notes.

The outstanding principal and accrued interest of the Notes shall be convertible into shares of NaviSite common stock (the "Conversion Shares") at the election of the holder (i) at any time following the first anniversary of the closing if the aggregate principal outstanding under the Notes at such time is greater than or equal to $20 million, (ii) at any time following the 18-month anniversary of the closing if the aggregate principal outstanding under the Notes at such time is greater than or equal to $10 million, (iii) at any time following the second anniversary of the closing, and (iv) at any time following

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an event of default thereunder. The conversion price of each of the Notes is
$4.642, which is the average closing price of NaviSite's common stock for the ten-day period ending one day prior to closing of the acquisition.

For a period of one year following the closing of the acquisition, Surebridge shall not sell, transfer, assign, convey, encumber, gift, distribute or otherwise dispose of the Fixed Shares, the Conversion Shares or the Notes; provided, however, if NaviSite does not make certain payments under the Notes or otherwise suffers an event of default thereunder, Surebridge may sell the Conversion Shares at any time thereafter.

The Fixed Shares and the Conversion Shares shall have certain demand and piggyback registration rights pursuant to a Registration Rights Agreement entered into by and between NaviSite and Surebridge (the "Registration Rights Agreement").

On May 6, 2004, Atlantic Investors, LLC, the majority stockholder of NaviSite, delivered to NaviSite an executed written consent of stockholders approving, among other things, the issuance of the Fixed Shares and the Conversion Shares.

The foregoing summary of the Asset Purchase Agreement, the Notes and the Registration Rights Agreement, and the transactions contemplated therein and thereby, is subject to, and qualified in its entirety by, the Asset Purchase Agreement, the Notes and the Registration Rights Agreement filed as exhibits herewith, each of which is incorporated herein by reference.

A copy of the press release issued by NaviSite on June 14, 2004 concerning the foregoing transaction is filed herewith as Exhibit 99.4 and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)   Financial Statements of Business Acquired.

      The following consolidated financial statements are filed as exhibits to this report:

            - Consolidated Financial Statements of Surebridge, Inc, and Subsidiaries as of March 31, 2004 (unaudited) and December 31, 2003, and for the three months ended March 31, 2004 and 2003 (unaudited) and for the year ended December 31, 2003.

            - Consolidated Financial Statements of Surebridge, Inc, and Subsidiaries as of December 31, 2002 and 2001 and for the years ended December 31, 2002 and 2001.

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(b)   Pro Forma Financial Information.

      The following pro forma financial information is filed as an exhibit to this report:

            - Pro forma Condensed Combined Balance Sheet as of January 31, 2004 (unaudited) and Pro Forma Condensed Combined Statements of Operations for the year ended July 31, 2003 (unaudited) and the six months ended January 31, 2004 (unaudited).

      The unaudited pro forma condensed combined balance sheet as of January 31, 2004 combines the unaudited condensed consolidated balance sheet of NaviSite as of January 31, 2004 with the condensed consolidated balance sheet of Surebridge as of December 31, 2003.

      The unaudited proforma condensed combined statements of operations for the year ended July 31, 2003 (unaudited) combines the unaudited pro forma condensed consolidated statement of operations of NaviSite for the fiscal year ended July 31, 2003 with the unaudited condensed consolidated results of operations of Surebridge for the twelve months ended June 30, 2003. In addition, the unaudited pro forma condensed combined statements of operations for the six months ended January 31, 2004 combines the unaudited pro forma condensed consolidated statement of operations of NaviSite for the six months ended January 31, 2004 with the unaudited condensed consolidated statement of operations of Surebridge for the six months ended December 31, 2003.

      The unaudited pro forma condensed combined statements of operations for the year ended July 31, 2003 also gives pro forma effect to NaviSite's other recent acquisitions of ClearBlue Technologies, Inc. ("CBT"), Interliant, Inc. ("Interliant"), Conxion Corporation ("Conxion"), and ClearBlue Technologies Management, Inc. ("CBTM") as if they had occurred as of August 1, 2002.

      The following is a summary of the additional acquisitions noted above for which pro forma effect is given in the unaudited pro forma condensed combined statements of operations for the year ended July 31, 2003 for the portion of the fiscal year ended July 31, 2003 that each respective company was not owned by NaviSite:

            - In August 2003, NaviSite acquired all of the outstanding shares of six wholly-owned subsidiaries of CBT with data centers in various U.S. locations and assumed the revenue and expense of four additional wholly-owned subsidiaries of CBT. Pursuant to the acquisition agreement, as amended, NaviSite had the right to acquire the four additional subsidiaries for no additional consideration at any time on or prior to August 8, 2005. In April 2004, NaviSite exercised its right to acquire the additional four subsidiaries and thereby acquired all of the outstanding shares of the additional four wholly-owned subsidiaries of CBT. This transaction was accounted for as a combination of entities under common control, similar to a pooling-of-interests, whereby the assets and liabilities of the ten wholly-owned

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                  subsidiaries of CBT (as described above) and NaviSite were combined at their historical amounts as of the date CBT had control of both entities (September 11, 2002). CBT's results of operations and cash flows for the eleven months ended July 31, 2003 are included in NaviSite's consolidated statements of operations and consolidated statements of cash flows for the year ended July 31, 2003. CBT is now operated as a wholly-owned subsidiary of NaviSite.

            - In May 2003, NaviSite acquired assets of Interliant related to managed messaging, application hosting and application development services. Interliant's results of operations and cash flows for the two-and-one-half months ended July 31, 2003 are included in NaviSite's consolidated statement of operations and consolidated statement of cash flows for the year ended July 31, 2003. Interliant is operated as a wholly-owned subsidiary of NaviSite.

            - In April 2003, NaviSite acquired Conxion, a provider of application hosting, content and electronic software distribution and security services. Conxion's results of operations and cash flows for the four months ended July 31, 2003 are included in NaviSite's consolidated statement of operations and consolidated statement of cash flows for the year ended July 31, 2003. Conxion is operated as a wholly-owned subsidiary of NaviSite.

            - In December 2002, NaviSite acquired all of the issued and outstanding stock of CBTM, a subsidiary of CBT which previously had acquired assets from the bankrupt estate of AppliedTheory Corporation related to application management and application hosting services. Immediately prior to its sale to NaviSite, CBTM was a wholly owned subsidiary of CBT, NaviSite's parent company. As CBT had a controlling interest in both companies at the time of the combination, the transaction was accounted for as a combination of entities under common control, similar to a pooling-of-interests, whereby the assets and liabilities of CBTM and NaviSite were combined at their historical amounts as of the date CBT had control of both entities (September 11, 2002). CBTM's results of operations and cash flows for the eleven months ended July 31, 2003 are included in NaviSite's consolidated statements of operations and consolidated statements of cash flows for the year ended July 31, 2003. CBTM is operated as a wholly-owned subsidiary of NaviSite.

      The unaudited pro forma financial information is not necessarily indicative of the results of operations or financial position of NaviSite had the transactions assumed therein occurred, nor are they necessarily indicative of the results of operations or financial position, which may be expected to occur in the future. Furthermore, the unaudited pro forma financial information is based on assumptions that NaviSite believes are reasonable and should be read in conjunction with NaviSite's Form 10-K for the fiscal year ended July 31, 2003 and Forms 10-Q for the fiscal quarters ended October 31, 2003 and January 31, 2004 previously filed.

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(c)   Exhibits.

      The Exhibits listed in the Exhibit Index immediately preceding such Exhibits are filed with or incorporated by reference in this report.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             NaviSite, Inc.

                                             By: /s/ John J. Gavin, Jr.
                                                 -----------------------
Date: June 14, 2004                              John J. Gavin, Jr.
                                             Chief Financial Officer
                                             (Principal Financial and Accounting
                                             Officer)

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                                  EXHIBIT INDEX

Exhibit No.                            Description
2.1           Asset Purchase Agreement, dated as of May 6, 2004, by and among the Registrant, Lexington Acquisition Corp. and Surebridge, Inc.
              is incorporated herein by reference to Exhibit 2.1 to the
              Registrant's Current Report on Form 8-K dated May 6, 2004 (File
              No. 000-27597).

2.2           First Amendment to Asset Purchase Agreement, dated as of June 10,
              2004, by and among the Registrant, Lexington Acquisition Corp. and Surebridge, Inc.

10.1 Registration Rights Agreement, dated as of June 10, 2004, by and between the Registrant and Surebridge, Inc.

10.2          Primary Note

10.3          Escrow Note

23.1          Consent of KPMG LLP.

23.2          Consent of PricewaterhouseCoopers LLP.

99.1          Consolidated Financial Statements of Surebridge, Inc. and
              Subsidiaries as of March 31, 2004 (unaudited) and December 31,
              2003, and for the three months ended March 31, 2004 and 2003
              (unaudited) and for the year ended December 31, 2003.

99.2          Consolidated Financial Statements of Surebridge, Inc. and
              Subsidiaries as of December 31, 2002 and 2001 and for the years ended December 31, 2002 and 2001.

99.3          Pro forma condensed combined balance sheet as of January 31, 2004
              (unaudited) and pro forma condensed combined statement of operations for the six months ended January 31, 2004 (unaudited) and the year ended July 31, 2003 (unaudited).

99.4          Press Release of the Registrant, dated June 14, 2004.

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